013143

COMMON STOCK

COMMON STOCK

INVIVO CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 461858 10 2

This Certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.0008 PAR VALUE PER SHARE, OF

INVIVO CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate shall, not be valid until ocuntersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

INVIVO CORPORATION CORPORATE SEAL DELAWARE

PRESIDENT AND SECRETARY

CHAIRMAN

COUNTERSIGNED AND REGISTERED:
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE